Exhibit 2

Independent Auditor’s Report

The Board of Directors

Japan Bank for International Cooperation

We have audited the accompanying financial statements of Japan Bank for International Cooperation, which comprise the balance sheets as at March 31, 2017 and 2016, and the statements of operations, changes in net assets, and cash flows for the years then ended and a summary of significant accounting policies and other explanatory information, all expressed in Japanese yen.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. The purpose of an audit of the financial statements is not to express an opinion on the effectiveness of the entity’s internal control, but in making these risk assessments the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan Bank for International Cooperation as at March 31, 2017 and 2016, and their financial performance and cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

Convenience Translation

We have reviewed the translation of these financial statements into U.S. dollars, presented for the convenience of readers, and, in our opinion, the accompanying financial statements have been properly translated on the basis described in Note 1.

/s/ Ernst & Young ShinNihon LLC

June 16, 2017

Tokyo, Japan

BALANCE SHEETS

		March 31, 2016	March 31, 2017	March 31, 2017
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks		¥1,220,187	¥1,526,209	$13,604
Cash		0	0	0
Due from banks		1,220,187	1,526,208	13,604
Securities	Note 4	236,602	281,249	2,507
Other securities		236,602	281,249	2,507
Loans and bills discounted	Note 5	13,540,661	14,309,138	127,544
Loans on deeds		13,540,661	14,309,138	127,544
Other assets		256,188	261,790	2,333
Prepaid expenses		521	653	6
Accrued income		49,807	68,861	614
Derivatives other than for trading-assets		43,357	1,972	18
Cash collateral paid for financial instruments		162,230	189,920	1,693
Other		273	382	2
Property, plant and equipment	Note 7	27,804	27,613	246
Buildings		2,882	2,916	26
Land		24,427	24,311	217
Lease assets		13	5	0
Construction in progress		34	—	—
Other		446	380	3
Intangible assets		2,737	2,711	24
Software		2,737	2,711	24
Customers’ liabilities for acceptances and guarantees		2,464,703	2,384,997	21,259
Allowance for loan losses		(168,262)	(222,036)	(1,979)

Total assets		¥17,580,622	¥18,571,673	$165,538

Liabilities:
Borrowed money		¥9,438,450	¥9,908,705	$88,321
Borrowings		9,438,450	9,908,705	88,321
Bonds payable	Note 6	2,668,558	3,301,565	29,428
Other liabilities		528,890	461,442	4,112
Accrued expenses		31,815	43,592	389
Unearned revenue		57,888	65,572	584
Derivatives other than for trading-assets		375,363	332,906	2,967
Cash collateral received for financial instruments		63,380	18,880	168
Lease obligations		16	3	0
Other		426	487	4
Provision for bonuses		516	519	5
Provision for directors’ bonuses		6	6	0
Provision for retirement benefits		7,090	6,807	61
Provision for directors’ retirement benefits		39	16	0
Acceptances and guarantees		2,464,703	2,384,997	21,259

Total liabilities		¥15,108,255	¥16,064,061	$143,186

Net assets:
Capital stock		¥1,391,000	¥1,683,000	$15,001
Retained earnings		972,140	842,366	7,508
Legal retained earnings		929,368	800,754	7,137
Other retained earnings		42,772	41,612	371
Retained earnings brought forward		42,772	41,612	371
Total shareholders’ equity		2,363,140	2,525,366	22,509
Valuation difference on available-for-sale securities		4,303	2,468	23
Deferred gains or losses on hedges		104,923	(20,223)	(180)
Total valuation and translation adjustments		109,226	(17,755)	(157)
Total net assets		¥2,472,367	¥2,507,611	$22,352

Total liabilities and net assets		¥17,580,622	¥18,571,673	$165,538

STATEMENTS OF OPERATIONS

		March 31, 2016	March 31, 2017	March 31, 2017
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income:		¥240,005	¥294,656	$2,626
Interest income		213,806	259,250	2,311
Interest on loans and discounts		196,859	253,672	2,261
Interest and dividends on securities		2,682	755	7
Interest on receivables under resale agreements		7	—	—
Interest on deposits with banks		2,787	4,822	43
Interest on interest swaps		11,250	—	—
Other interest income		219	0	0
Fees and commissions		22,091	26,836	239
Other fees and commissions		22,091	26,836	239
Other ordinary income		141	—	—
Gain on foreign exchange transactions		117	—	—
Other		23	—	—
Other income		3,965	8,570	76
Recoveries of written-off claims		0	0	0
Gain on sales of stocks and other securities		1,890	—	—
Gain on investments in partnerships	Note 10	1,914	8,421	75
Other		160	148	1
Ordinary expenses:		197,276	253,118	2,256
Interest expense		123,779	177,433	1,582
Interest on borrowed money and rediscounts		57,339	91,175	813
Interest on bonds		66,429	59,420	530
Interest on interest swaps		—	26,836	239
Other interest expense		10	—	—
Fees and commissions payments		1,653	1,919	17
Other fees and commissions		1,653	1,919	17
Other ordinary expenses		1,310	3,136	28
Loss on foreign exchange transactions		—	482	4
Amortization of bond issuance cost		729	1,662	15
Expenses on derivatives other than for trading or hedging		145	422	4
Other		434	569	5
General and administrative expenses		17,631	16,726	149
Other expenses		52,901	53,902	480
Provision of allowance for loan losses		52,770	53,855	480
Loss on sales of stocks and other securities		130	—	—
Other		—	46	0
Ordinary profit		42,728	41,537	370
Extraordinary income		43	75	1
Gain on disposal of noncurrent assets		43	75	1
Net income		¥42,772	¥41,612	$371

STATEMENTS OF CHANGES IN NET ASSETS

From April 1, 2015 to March 31, 2016

(In millions of yen)
	Shareholders’ equity

		Retained earnings

			Other retained earnings
	Capital stock	Legal retained earnings	Retained earnings brought forward	Total retained earnings	Total shareholders’ equity

Balance at the beginning of current period	¥1,391,000	¥865,683	¥127,369	¥993,053	¥2,384,053
Changes of items during the period
Provision of legal retained earnings		63,684	(63,684)	—	—
Payment to national treasury			(63,684)	(63,684)	(63,684)
Net income			42,772	42,772	42,772
Net changes of items other than shareholders’ equity
Total changes of items during the period	—	63,684	(84,597)	(20,912)	(20,912)
Balance at the end of current period	¥1,391,000	¥929,368	¥42,772	¥972,140	¥2,363,140

(In millions of yen)
		Valuation and translation adjustments

		Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation adjustments	Total net assets

Balance at the beginning of current period		¥12,786	¥63,681	¥76,467	¥2,460,520
Changes of items during the period
Provision of legal retained earnings					—
Payment to national treasury					(63,684)
Net income					42,772
Net changes of items other than shareholders’ equity		(8,482)	41,242	32,759	32,759
Total changes of items during the period		(8,482)	41,242	32,759	11,846
Balance at the end of current period		¥4,303	¥104,923	¥109,226	¥2,472,367

From April 1, 2016 to March 31, 2017

(In millions of yen)
	Shareholders’ equity

		Retained earnings

			Other retained earnings
	Capital stock	Legal retained earnings	Retained earnings brought forward	Total retained earnings	Total shareholders’ equity

Balance at the beginning of current period	¥1,391,000	¥929,368	¥42,772	¥972,140	¥2,363,140
Changes of items during the period
Transfer to capital stock based on Article 3 (3) of the Supplementary Provisions of the Act for Partial Revision of the JBIC Act	150,000	(150,000)		(150,000)	—
Issuance of new shares	142,000				142,000
Provision of legal retained earnings		21,386	(21,386)	—	—
Payment to national treasury			(21,386)	(21,386)	(21,386)
Net income			41,612	41,612	41,612
Net changes of items other than shareholders’ equity
Total changes of items during the period	292,000	(128,613)	(1,159)	(129,773)	162,226
Balance at the end of current period	¥1,683,000	¥800,754	¥41,612	¥842,366	¥2,525,366

(In millions of yen)
		Valuation and translation adjustments

		Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation adjustments	Total net assets

Balance at the beginning of current period		¥4,303	¥104,923	¥109,226	¥2,472,367
Changes of items during the period
Transfer to capital stock based on Article 3 (3) of the Supplementary Provisions of the Act for Partial Revision of the Japan Bank for International Cooperation Act					—
Issuance of new shares					142,000
Provision of legal retained earnings					—
Payment to national treasury					(21,386)
Net income					41,612
Net changes of items other than shareholders’ equity		(1,835)	(125,146)	(126,982)	(126,982)
Total changes of items during the period		(1,835)	(125,146)	(126,982)	35,244
Balance at the end of current period		¥2,468	¥(20,223)	¥(17,755)	¥2,507,611

From April 1, 2016 to March 31, 2017

(In millions of U.S. dollars)
	Shareholders’ equity

		Retained earnings

			Other retained earnings
	Capital stock	Legal retained earnings	Retained earnings brought forward	Total retained earnings	Total shareholders’ equity

Balance at the beginning of current period	$12,398	$8,283	$382	$8,665	$21,063
Changes of items during the period
Transfer to capital stock based on Article 3 (3) of the Supplementary Provisions of the Act for Partial Revision of the Japan Bank for International Cooperation Act	1,337	(1,337)		(1,337)	—
Issuance of new shares	1,266				1,266
Provision of legal retained earnings		191	(191)	—	—
Payment to national treasury			(191)	(191)	(191)
Net income			371	371	371
Net changes of items other than shareholders’ equity
Total changes of items during the period	2,603	(1,146)	(11)	(1,157)	1,446
Balance at the end of current period	$15,001	$7,137	$371	$7,508	$22,509

(In millions of U.S. dollars)
		Valuation and translation adjustments

		Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation adjustments	Total net assets

Balance at the beginning of current period		$39	$935	$974	$22,037
Changes of items during the period
Transfer to capital stock based on Article 3 (3) of the Supplementary Provisions of the Act for Partial Revision of the Japan Bank for International Cooperation Act					—
Issuance of new shares					1,266
Provision of legal retained earnings					—
Payment to national treasury					(191)
Net income					371
Net changes of items other than shareholders’ equity		(16)	(1,115)	(1,131)	(1,131)
Total changes of items during the period		(16)	(1,115)	(1,131)	315
Balance at the end of current period		$23	$(180)	$(157)	$22,352

(Note)	In accordance with a plan under Article 3 of the Supplementary Provisions of the Act for Partial Revision of the Japan Bank for International Cooperation Act (Act No. 41 of 2016) (the “Supplementary Provisions of the Act”), Due from banks and ¥150,000 million ($1,337 million) of Legal retained earnings were transferred from the “Ordinary Operations” account to the “Special Operations” account. ¥150,000 million ($1,337 million) of Legal retained earnings transferred to the “Special Operations” account was reclassified as Capital stock in the “Special Operations” account based on Article 3 Paragraph (3) of the Supplementary Provisions of the Act.

STATEMENTS OF CASH FLOWS

		March 31, 2016	March 31, 2017	March 31, 2017
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash flow from operating activities
Net income		¥42,772	¥41,612	$371
Depreciation and amortization		1,302	1,209	11
Increase (decrease) in allowance for loan losses		52,770	53,773	479
Increase (decrease) in provision for bonuses		15	2	0
Increase (decrease) in provision for directors’ bonuses		0	0	0
Increase (decrease) in provision for retirement benefits		695	(282)	(3)
Increase (decrease) in provision for directors’ retirement benefits		8	(22)	(0)
Interest income		(213,806)	(259,250)	(2,311)
Interest expense		123,779	177,433	1,582
Loss (gain) related to securities		(3,674)	(8,421)	(75)
Loss (gain) on disposal of noncurrent assets		(43)	(75)	(1)
Net decrease (increase) in loans and bills discounted		892,288	(768,476)	(6,850)
Net increase (decrease) in borrowed money		13,134	470,255	4,192
Net decrease (increase) in deposit (excluding deposit paid to Bank of Japan)		305,251	(137,099)	(1,222)
Increase (decrease) in straight bonds-issuance and redemption		(382,533)	631,331	5,627
Interest received		206,938	240,302	2,142
Interest paid		(118,022)	(163,993)	(1,462)
Other		(204,123)	(191,419)	(1,705)
Subtotal		716,752	86,879	775
Net cash provided by (used in) operating activities		716,752	86,879	775
Cash flow from investing activities
Purchase of securities		(55,554)	(43,828)	(391)
Proceeds from sales of securities		67,401	4,796	43
Proceeds from redemption of securities		10,409	1,389	12
Purchase of property, plant and equipment		(183)	(288)	(3)
Proceeds from sales of property, plant and equipment		332	212	2
Purchase of intangible assets		(516)	(841)	(7)
Net cash provided by (used in) investing activities		21,888	(38,559)	(344)
Cash flow from financing activities
Proceeds from issuance of new shares		—	142,000	1,266
Repayments of lease obligations		(13)	(12)	(0)
Payment to national treasury		(63,684)	(21,386)	(191)
Net cash provided by (used in) financing activities		(63,698)	120,601	1,075
Effect of exchange rate change on cash and cash equivalents		—	—	—
Net increase (decrease) in cash and cash equivalents		674,942	168,921	1,506
Cash and cash equivalents at beginning of period		40,651	715,594	6,378
Cash and cash equivalents at end of period	Note 12	¥715,594	¥884,516	$7,884

NOTES TO FINANCIAL STATEMENTS

1. Basis of presentation

The accompanying financial statements have been prepared from the accounting records maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the accounting principles and practices generally accepted in Japan, which are different in certain aspects from the application and disclosure requirements of International Financial Reporting Standards.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of this rounding.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥112.19=$1.00, the foreign exchange rate on March 31, 2017, has been used in translations. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized, or settled in U.S. dollars at the aforementioned rate or any other rate.

2. Significant accounting policies

(a)	Securities

Held-to-maturity securities are carried at amortized cost based on the moving average method. Investments in affiliates are carried at cost based on the moving average method. Available-for-sale securities are in principle stated at fair value with changes in net unrealized gains or losses included directly in Net assets. However, available-for-sale securities whose fair value cannot be readily determined are carried at cost based on the moving average method.

Investments in partnerships for investment, which are regarded as securities under Article 2, Paragraph 2 of the Japanese Financial Instruments and Exchange Act (Act No. 25 of 1948), are recognized at an amount equivalent to JBIC’s percentage share of the net assets of such partnerships, based upon the most recent financial statements available depending on the reporting date stipulated in the partnership agreement.

(b)	Valuation method for derivative financial instruments

Derivative financial instruments are carried at fair value.

(c)	Depreciation basis for fixed assets

(i)	Property, plant and equipment (except for lease assets)

Tangible fixed assets are depreciated by the declining balance method over their useful economic lives except for buildings excluding installed facilities as well as installed facilities and structures acquired on or after April 1, 2016, which are depreciated by the straight-line method.

Depreciation is based on the following range of estimated useful lives:

Buildings:	3 years to 50 years

Other:	2 years to 35 years

(ii)	Intangible assets (except for lease assets)

Depreciation of intangible fixed assets is computed by the straight-line method. Software used by JBIC is depreciated over its useful life (5 years or less) at JBIC.

(iii)	Lease assets

Lease assets in “property, plant and equipment” or “intangible assets,” under finance leases that do not involve transfer of ownership to the lessee are depreciated by the straight-line method over the lease term. Depreciation for lease assets is calculated with zero residual value being assigned to the asset.

(d)	Method of amortization for deferred charges

Bond issuance cost is expensed as incurred.

(e)	Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are mostly translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(f)	Allowance for loan losses

Allowance for loan losses is recognised in accordance with internally established standards.

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described as below and the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees. The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past. The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and subsequently by risk evaluation departments based on internal rules for self-assessment of asset quality. The risk evaluation departments, which is independent from the operational departments, review these self-assessments, and the allowance is provided based on the results of the assessments.

With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectable through the disposal of collateral or the execution of guarantees is written off. There are no accumulated write-offs as of March 31, 2017. (There were no accumulated write-offs as of March 31, 2016.)

(g)	Provision for bonuses

The “provision for bonuses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheets.

(h)	Provision for directors’ bonuses

The “provision for directors’ bonuses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by directors to the date of the balance sheets.

(i)	Provision for retirement benefits

The “provision for retirement benefits” represents the future payment for pension and retirement benefits to employees, and is accrued based on the projected benefit obligations and the estimated pension plan assets at the fiscal year end.

(i)	Method of attributing the projected benefits to periods of services

In calculating the projected benefit obligation, the estimated amount of retirement benefit payments is attributed to the period up to the end of the fiscal year based on the benefit formula.

(ii)	Accounting for actuarial gains or losses and prior service costs

Actuarial gains or losses and prior service costs are expensed as they are incurred.

(j)	Provision for directors’ retirement benefits

The “provision for directors’ retirement benefits,” which provides for future retirement pension payment to directors, corporate auditors and executive officers, is recognized at the amount accrued at the end of the respective fiscal year.

(k)	Accounting for hedges of interest rate risk

(i)	Hedge accounting

The deferral method is applied to derivatives used for interest risk hedging purposes

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, borrowed money, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the amount of the underlying hedged assets and liabilities

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the change of fair value or cumulative change of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

(l)	Accounting for hedges of foreign exchange risks

Hedging instruments used to hedge foreign exchange risks associated with foreign currency denominated monetary assets and liabilities are accounted for primarily using the deferral method, in accordance with the standard treatment of The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25 of July 29, 2002.

The effectiveness of the hedges described above is assessed by comparing the foreign currency position of the hedged loans and bills discounted and bonds payable denominated in foreign currencies with that of the hedging instruments, such as currency swaps and forward foreign exchange contracts which are used for hedging the foreign exchange risks of loans and bills discounted and bonds payable denominated in foreign currencies.

(m)	Consumption and other taxes

Consumption taxes and local consumption taxes (“consumption taxes”) are excluded from transaction amounts. Non-deductible consumption taxes related to property, plant and equipment are expensed as incurred.

(n)	Scope of cash and cash equivalents in the statements of cash flows

Cash and cash equivalents as stated in the Statements of Cash Flows consists of cash on hand and Deposit with the Bank of Japan in “Cash and due from banks” in the balance sheets.

3. Changes in accounting policies

In accordance with the revision of the Corporation Tax Act, JBIC adopted the “Practical Solution on a Change in Depreciation Method due to Tax Reform 2016” (ASBJ PITF No. 32, issued on June 17, 2016) from the fiscal year ended March 31, 2017, and changed the depreciation method of installed facilities and structures acquired on or after April 1, 2016 from the declining balance method to the straight-line method.

The impact of this change on Ordinary profit and Net income as of March 31, 2017 is immaterial.

4. Equity securities of or investments in affiliates

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Equity securities	¥2,061	¥4,010	$36
Investments in affiliates	82,439	89,721	800

5. Loans

(a)	Bankrupt loans and non-accrual loans included in loans and bills discounted:

“Ordinary Operations” account

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Bankrupt loans	¥—	¥—	$—
Non-accrual loans	111,407	3,748	33

“Special Operations” account

There is no applicable loan in the “Special Operations” account.

“Bankrupt loans” are loans, defined in Article 96, Paragraph 1, Item (iii), a. through e. and Item (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97, 1965), on which accrued interest income is not recognized as there is substantial uncertainty over the ultimate collectability of either principal or interest because they have been in arrears for a considerable period of time or for other reasons.

“Non-accrual loans” are loans on which accrued interest income is not recognized, although this excludes Bankrupt loans and the loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(b)	Loans with interest or principal repayments three months or more in arrears included in loans and bills discounted:

“Ordinary Operations” account

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Loans with interest or principal repayments three months or more in arrears	¥44,719	¥53,399	$476

“Special Operations” account

There is no applicable loan in the “Special Operations” account.

“Loans with interest or principal repayments three months or more in arrears” are loans whose principal or interest payment is three months or more in arrears, and which do not fall under the category of “Bankrupt loans” and “Non-accrual loans.”

(c)	Restructured loans included in loans and bills discounted:

“Ordinary Operations” account

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Restructured loans	¥98,714	¥182,434	$1,626

“Special Operations” account

There is no applicable loan in the “Special Operations” account.

“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or waiver of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans,” or “Loans with interest or principal repayments three months or more in arrears.”

(d)	The total amount of bankrupt loans, non-accrual loans, loans with interest or principal repayments three months or more in arrears, and restructured loans:

“Ordinary Operations” account

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Total amount	¥254,840	¥239,582	$2,136

“Special Operations” account

There is no applicable loan in the “Special Operations” account.

The amounts of loans indicated in table (a) through (d) above are the gross amounts before the deduction of allowance for loan losses.

(e)	JBIC, as a policy, does not extend loans to borrowers in part or in full immediately after the execution of the loan agreements, but instead execute loans, in accordance with the progress of the underlying projects. These undrawn amounts are not included in the loans on deed in the balance sheets. The balance of undrawn amounts is as follows:

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Balance of undrawn loans	¥2,884,178	¥2,447,815	$21,818

6. Assets pledged as collateral

Pursuant to Article 34 of the Japan Bank for International Cooperation Act (“JBIC Act”), all JBIC assets are pledged as general collateral for bonds:

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Bonds payable	¥2,668,558	¥3,301,565	$29,428

7. Accumulated depreciation of fixed assets

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Accumulated depreciation	¥1,507	¥1,777	$16

8. Contingent liabilities

Japan Finance Corporation (“JFC”) assumed the obligations of the JFC bonds on April 1, 2012, and JBIC is jointly responsible for the obligations of these bonds. In accordance with Article 17 (2) of the Supplementary Provisions of the JBIC Act, all of JBIC’s assets are pledged as general collateral for these joint obligations as follows.

March 31, 2016	March 31, 2017	March 31, 2017
(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
¥450,000	¥210,000	$1,872

9. Appropriation of retained earnings

JBIC is restricted in its ability to appropriate retained earnings in accordance with Article 31 of the JBIC Act.

Where the amount of retained earnings exceeds zero in respective accounts for operations defined in each item of Article 26-2 of the JBIC Act, JBIC accumulates, as a reserve, an amount calculated in accordance with the standards prescribed by the Cabinet Order until it reaches a certain amount stipulated by the Cabinet Order; and if there still is a surplus, JBIC pays such surplus into the national treasury within 3 months after the fisical year end.

In the event that the amount of retained earnings falls below zero in respective accounts for operations defined in each item of Article 26-2 of the JBIC Act, a reserve shall be transferred to the retained earnings to the extent that the amount of retained earnings becomes zero.

10. Income on transactions with affiliates

Income on transactions with affiliates is as follows:

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Gain on investments in partnerships	¥436	¥8,151	$73

11. Changes in net assets

(a)	Issued shares and treasury stocks

For the fiscal year ended March 31, 2016, the type and the number of issued shares and treasury stocks are as follows;

(unit: thousands of shares)
Types	The number of shares at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of shares at the end of the fiscal year	Remarks
Issued shares
Common stocks	1,391,000,000	—	—	1,391,000,000
Classified stock	—	—	—	—

Total	1,391,000,000	—	—	1,391,000,000

Treasury stock
Common stocks	—	—	—	—
Classified stock	—	—	—	—

Total	—	—	—	—

For the fiscal year ended March 31, 2017, the type and the number of issued shares and treasury stocks are as follows;

(unit: thousands of shares)
Types	The number of shares at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of shares at the end of the fiscal year	Remarks
Issued shares
Common stocks	1,391,000,000	142,000,000	—	1,533,000,000	Note
Classified stock	—	—	—	—

Total	1,391,000,000	142,000,000	—	1,533,000,000	Note

Treasury stock
Common stocks	—	—	—	—
Classified stock	—	—	—	—

Total	—	—	—	—

(Note)	The reason for an increase in shares is the issuance of 142,000,000 thousand new shares.

12. Cash flows

“Cash and cash equivalents” in the Statements of Cash Flows as of March 31, 2016 and 2017 reconciles to cash and due from banks in the balance sheets as follows:

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash and due from banks	¥1,220,187	¥1,526,209	$13,604
Time deposits and others	(504,593)	(641,692)	(5,720)

Cash and cash equivalents	¥715,594	¥884,516	$7,884

13. Lease transactions

Finance lease transactions

Finance lease transactions that do not involve the transfer of ownership to the lessee

(i)	Description of lease assets

①	Property, plant and equipment: Equipment and property

②	Intangible assets: Not applicable

(ii)	Depreciation of lease assets

Depreciation of lease assets is calculated under the method as set forth in Note 2 (c).

14. Financial instruments and related disclosure

(a)	Status of financial instruments

(i)	Initiatives for financial instruments

Based on the JBIC Act, JBIC is a policy-based financial institution wholly owned by the Japanese government, which has the purpose of contributing to the sound development of Japan and the international economy and society while supplementing the financial transactions implemented by private-sector financial institutions, by performing the financial function to promote the overseas development and securement of resources which are important for Japan; maintaining and improving the international competitiveness of Japanese industries; promoting the overseas business having the purpose of preserving the global environment, such as preventing global warming, as well as preventing disruptions to international financial order or taking appropriate measures with respect to damages caused by such disruption.

JBIC’s principal operations consist of providing export loans, import loans, investment financing, financing for business development (including guarantees) and capital investment. To conduct these operations, funds are raised through borrowings from the fiscal investment and loans and the foreign exchange fund special account, and the issuing of bonds. An ALM (asset and liability management) function has been established in respect of our financial assets and liabilities that are subject to interest rate and currency fluctuations to assist in ensuring that such fluctuations do not have an adverse effect on our operations. In addition, derivative transactions are entered into for the purpose of mitigating risk inherent in foreign currency denominated transactions. Financial instruments that can be used for the management of surplus funds are limited to safe instruments such as Japanese government bonds, etc., as stipulated in the JBIC Act.

The budget required for governmental financial operations is decided upon by the Diet of Japan, and business plans and financial plans (borrowings from fiscal investment and loans, bonds, general accounting investment, and loans, etc.) are appended to the budget and submitted to the Diet of Japan.

(ii)	Types of financial instruments and risks

The assets that JBIC holds mainly include loans to borrowers in Japan and overseas, and securities and liabilities mainly include borrowed money and bonds. The associated risks are described below.

①	Credit risk

Credit risk is the risk that JBIC will suffer losses if the financial conditions of the borrower deteriorate and the value of assets (including off-balance sheet assets) declines or loses.

The credit risks associated with JBIC include sovereign risk, country risk, corporate risk, and project risk. Because of the characteristic of supports for overseas economic transactions conducted by JBIC, much financing is provided to overseas governments, governmental institutions, and overseas corporations; the credit risk associated with the credit provided primarily consists of sovereign or country risk.

As a result, if the financial conditions of the individual borrower significantly deteriorate due to political and economic trends in the borrower’s country or region, JBIC’s performance and financial conditions can be adversely affected.

(Note)	Sovereign risk refers to risk associated with credit extended to foreign governments, country risk refers to risk associated with the country in which the corporation or project is located (risk, in addition to corporate risk or project risk, associated with the country in which the corporation or the project is located) and corporate risk refers to the risk associated with credit to corporations and project risk refers to the risk that the cash flows generated from the project fail to generate the planned cash flows, in the case of project finance, where the repayment of the borrowing is primarily secured by the cash flow of the project to which credit is extended.

②	Market risk

Market risk is the risk that the value of assets and liabilities (including off-balance sheet items) will fluctuate and losses will be incurred, or profits derived from assets and liabilities (including off-balance sheet items) will fluctuate and losses will be incurred due to changes in various market risk factors, such as interest rates and exchange rates.

The market risk borne by JBIC mainly consists of foreign exchange risk and interest rate risk, and JBIC may suffer losses from these risks due to fluctuations in the markets such as market turmoil. However, in principle, these risks are hedged through interest rate swaps, currency swaps, and forward foreign exchange contracts.

JBIC uses hedge accounting for interest rate hedges, where the hedging instrument is interest rate swaps to hedge the risk of changes in interest rates associated with loans, borrowed money and bonds. The effectiveness of the hedges is assessed by measuring and comparing the change in fair value or cumulative change in cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

JBIC uses hedge accounting for foreign exchange hedges, where currency swaps and forward foreign exchange contracts are used to hedge items such as loans and bonds, etc. for foreign exchange risk. The effectiveness of the hedging with currency swaps and forward foreign exchange contracts is assessed by comparing the foreign currency position of the hedged financial assets and liabilities with that of the hedging instruments.

③	Liquidity risk

Liquidity risk is the risk that losses will be incurred as a result of difficulties in obtaining the necessary funds due to a maturity mismatch between financing and funding or unexpected outflow of funds, or being forced to fund at an interest rate significantly higher than that under normal circumstances (funding risk). It is also the risk that losses will be incurred from being unable to conduct market transactions due to market turmoil or being forced to transact at far more unfavorable prices than those under normal circumstances (market liquidity risk).

Long-term and stable funds, such as fiscal loan funds, government-guaranteed bonds and FILP agency bonds, are secured to finance JBIC and deposits are not accepted, with the result that it considers liquidity risk to be limited. However, financing costs could increase due to market turmoil and unexpected events.

(iii)	Risk management structure for financial instruments

The risk management structure of JBIC is described below.

①	Credit risk management

The cornerstone of credit risk management at JBIC is the evaluation of an individual borrower’s creditworthiness in advance of credit approval.

When a new credit application is processed, the relevant finance departments (sales promotion departments) and credit departments collect and analyze information on the borrower. JBIC’s overseas representative offices also play a part in collecting information on foreign governments and companies. Credit appraisal takes place based on the information that has been gathered and analyzed with the different departments ensuring appropriate checks throughout the process, leading to the final decision by the management.

In providing credit to foreign governments and companies, JBIC takes maximum advantage of its unique position as a public financial institution. This includes exchanging views and information with governments and relevant authorities in the recipient countries, multilateral international institutions such as the International Monetary Fund (IMF) and the World Bank, other regional development banks such as export credit agencies, and private financial institutions in developed countries. Using all these channels to exchange views and information, JBIC evaluates sovereign and country risks (risk in addition to corporate risk associated with the country in which the corporation is located) based on the broad range of information collected on the borrowing governments, the government agencies and the political and economic conditions in their countries.

The relevant finance departments and credit departments conduct proper credit risk management based on the credit risk rating system for segmented risk categories and the asset self assessment system based on the Financial Inspection Manual of the Japanese Financial Services Agency. In addition, an Integrated Risk Management Committee is held regularly to report the status of credit management to the management. In addition, an Integrated Risk Management Committee is held regularly to report the status of credit management to the management. The credit management situation is also checked by an independent auditing department.

In addition, a claims protection mechanism exists based on an international framework unique to official creditors, that is not applied to private sector financial institutions, for public claims on foreign governments. This mechanism consists of international financial assistance upon international approval by the Paris Club, an international group focusing on debt, to allow the debtor country to continue debt repayment when the debtor country becomes temporarily unable to service its debt due to economic conditions. As part of this international financial assistance, the debtor country conducts an economic reform program agreed by the IMF in order to secure the ability to sustainably service its debt. In view of JBIC’s position as a public financial institution, it will use the framework of the Paris Club to preserve its public claims on foreign governments.

In addition to the above credit risk management related to individual borrowers, JBIC quantifies credit risk with a view to evaluating the risk of the overall loan portfolio. To quantify credit risks, it is important to take into account the characteristics of JBIC’s loan portfolio, which are not typically seen in other private financial institutions, namely that JBIC holds a significant proportion of long-term loans that entail sovereign and country risks. Also to be taken into account are mechanisms for securing assets under an international supporting framework, such as the Paris Club, which is unique to official creditors. JBIC uses a unique model to quantify the credit risk taking account of the above factors and measures amount of credit risk, which are utilized for credit risk management.

②	Market risk management

JBIC manages foreign exchange risk and interest rate risk through its ALM. Market risk management protocols contain detailed stipulations in respect of risk management methods and procedures, and JBIC established an ALM Committee to assess and confirm the execution of ALM, and to discuss future responses to market risk to discuss future responses future responses to market risk. In addition, JBIC assesses and monitors the interest rate and terms of financial assets and liabilities in detail through a gap analysis and an interest rate sensitivity analysis as well as Value at Risk (“VaR”). The results are reported to the ALM Committee on a regular basis.

The basic policy for managing foreign exchange risk and interest rate risk at JBIC is described below.

1)	Foreign exchange risk

Foreign currency-denominated loans conducted in JBIC involve risks related to exchange rate fluctuations. We have a consistent policy of managing this risk by fully hedging this risk exposure through the use of currency swaps and forward foreign exchange contracts.

2)	Interest rate risk

Interest rate risk arises from exposure to market interest rate fluctuations for yen-denominated loan and foreign currency-denominated loan operations and the policy for managing interest rate risk is described below.

a. Yen-denominated loan operations

Yen-denominated loan operations are mainly managed by using fixed-rate loans. However, swaps are used to hedge interest rate risk for the portion of loans that are deemed to have high exposures to interest rate fluctuations and therefore interest rate risk is limited.

b. Foreign currency-denominated loan operations

For foreign currency-denominated loan operations, interest rate risk is hedged through the application of a consistent policy of using interest rate swaps and managing the funds with floating interest rates for both loans and related funding arrangements.

3)	Status of market risk

JBIC only maintains a banking book and does not have financial instruments in a trading book. While in principle JBIC holds derivatives only for hedging purposes, stated previously, market risk is measured in order to assess potential risk exposures. The following represents the market risk exposure in the current fiscal year which is an aggregate of market risks (VaR) measured in respective accounts for operations defined in each item of Article 26-2 of the JBIC Act. JBIC measures market risk (VaR) by taking into account the degree of correlation between interest rate risk and foreign exchange risk.

a. Market risk (VaR)

March 31, 2017	March 31, 2017
(In billions of yen)	(In billions of U.S. dollars)
¥152.1	$1.4

b. Market risk (VaR) measurement model

Historical model (Confidence Interval: 99%, Holding period: 1 year, Observation period: 5 years)

c. Risk management using VaR

VaR is a market risk measure that assesses the maximum possible fluctuation of gains or losses in fair values that could be incurred after a certain period of time (“holding period”) based on historical market movements of interest rates or exchange rates, etc., over a specific period in the past (or observation period) within a given probability (confidence interval), that is derived statistically by employing the theory of possibility distribution.

The measurement assumes historical market trends and the theory of probability distribution. Based on the possibility that future market trends could deviate from these assumptions, a back-test is performed to cross-check the model-measured VaR with actual profits or losses, in order to confirm the effectiveness of market risk measurements using VaR. In addition, a stress test, which goes beyond the probability distribution of historical market movements, is carried out in order to capture risks from various perspectives.

The following points should generally be noted in measuring VaR:

•	VaR will differ depending on the choice of confidence interval, holding period or observation period;

•	VaR indicates the maximum fluctuation of gains or losses in fair values at the time of measurement. In practice, the actual results at a point in the future may differ from the VaR calculation due to changes in the assumptions caused by market movements during the holding period; and

•	VaR indicates the maximum value based on specific assumption. As such, when utilizing VaR as a risk management measure, it is imperative to keep in mind that VaR may underestimate the potential losses.

③	Liquidity risk management related to funding

Long-term and stable funds, such as fiscal loan funds, government-guaranteed bonds and FILP agency bonds, are used to finance these operations and deposits are not accepted.

Cash flows are assessed and proper measures, including establishing overdraft facility accounts with multiple private sector financial institutions, are taken to maintain daily cash flows for proper risk management.

④	Derivative transactions

For derivatives transactions, the internal checks and balances is established by assigning the execution of transactions, the assessment of hedge effectiveness and the management of administrative work to separate divisions. In addition, derivative transactions are carried out in accordance with the derivatives related protocol.

(iv)	Supplementary explanation concerning fair value of financial instruments

Fair values of financial instruments are based on their market prices or, in cases where market prices are not available, on reasonably calculated prices. These prices have been calculated using certain assumptions, and may differ depending on the assumptions.

(b)	Fair value of financial instruments

The carrying amount on the balance sheets as of March 31, 2016 and March 31, 2017 and the related fair value, and difference are as follows. Note that unlisted securities whose fair value is extremely difficult to be determined are not included in the following chart (refer to Note 2).

As of March 31, 2016

			(In millions of yen)
	Amount on balance sheet	Fair value	Difference
(1) Cash and due from banks	¥1,220,187	¥1,220,187	¥—
(2) Securities
Available-for-sale securities	41,697	41,697	—
(3) Loans and bills discounted	13,540,661
Allowance for loan losses (*1)	(160,868)
	13,379,792	13,483,425	103,633
(4) Cash collateral paid for financial instruments	162,230	162,230	—

Total assets	14,803,907	14,907,541	103,633

(1) Borrowed money	9,438,450	9,536,939	98,488
(2) Bonds payable	2,668,558	2,721,958	53,399
(3) Cash collateral received for financial instruments	63,380	63,380	—

Total liabilities	12,170,388	12,322,277	151,888

Derivative transactions (*2)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting	(332,006)	(332,006)	—

Total derivative transactions	¥(332,006)	¥(332,006)	¥—

(*1)	General allowance for loan losses and specific allowance for loan losses, and the allowance for possible loan losses on specific overseas loans have been deducted from loans.
(*2)	Derivatives recorded in “other assets” and “other liabilities” are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

As of March 31, 2017

			(In millions of yen)
	Amount on balance sheet	Fair value	Difference
(1) Cash and due from banks	¥1,526,209	¥1,526,209	¥—
(2) Securities
Available-for-sale securities	65,391	65,391	—
(3) Loans and bills discounted	14,309,138
Allowance for loan losses (*1)	(214,039)
	14,095,098	14,237,483	142,384
(4) Cash collateral paid for financial instruments	189,920	189,920	—

Total assets	15,876,619	16,019,004	142,384

(1) Borrowed money	9,908,705	9,973,774	65,068
(2) Bonds payable	3,301,565	3,276,524	(25,041)
(3) Cash collateral received for financial instruments	18,880	18,880	—

Total liabilities	13,229,151	13,269,178	40,027

Derivative transactions (*2)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting	(330,934)	(330,934)	—

Total derivative transactions	¥(330,934)	¥(330,934)	¥—

As of March 31, 2017

	(In millions of U.S. dollars)
	Amount on balance sheet	Fair value	Difference
(1) Cash and due from banks	$13,604	$13,604	$—
(2) Securities
Available-for-sale securities	583	583	—
(3) Loans and bills discounted	127,544
Allowance for loan losses (*1)	(1,908)
	125,636	126,905	1,269
(4) Cash collateral paid for financial instruments	1,693	1,693	—

Total assets	141,516	142,785	1,269

(1) Borrowed money	88,321	88,901	580
(2) Bonds payable	29,428	29,205	(223)
(3) Cash collateral received for financial instruments	168	168	—

Total liabilities	117,917	118,274	357

Derivative transactions (*2)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting	(2,950)	(2,950)	—

Total derivative transactions	$(2,950)	$(2,950)	$—

(*1)	General allowance for loan losses and specific allowance for loan losses, and the allowance for possible loan losses on specific overseas loans have been deducted from loans.
(*2)	Derivatives recorded in “other assets” and “other liabilities” are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

(Note 1) Valuation methodologies used for estimating fair values for financial instruments

Assets

(1) Cash and due from banks

For Due from banks that have no specific maturity or have a maturity under 3 months, the carrying amounts are used as fair value because the carrying amount approximates the fair value.

(2) Securities

The fair value of “Available-for-sale securities” is based upon the prices that are indicated from the financial institutions that JBIC transacts with.

(3) Loans and bills discounted

For loans with variable interest rates, since such loans reflect market interest rates, an amount calculated by the floating rate note method over the short term is used for fair value.

For loans with fixed interest, the total principal and interest is discounted by a risk free rate that incorporates the default ratio and coverage ratio to calculate fair value.

However for claims on bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers, expected credit losses on such claims are calculated based on the expected collectable amount from the collateral or guarantee. Since fair value approximates the amount on the balance sheets at the fiscal year end after the deduction of the allowance for loan losses, this amount is used for fair value.

(4) Cash collateral paid for financial instruments

For cash collateral paid for financial instruments, the carrying amount is used as fair value because the carrying amount approximates the fair value.

Liabilities

(1) Borrowed money

Borrowed money with variable interest rates reflect short-term market interest rates and the credit conditions of JBIC have not changed significantly since the execution of borrowings. Therefore, the carrying amount is used as fair value because it is considered that the carrying amount approximates the fair value. For borrowed money with a fixed interest rate, in principle, fair value is calculated by discounting the principal and interest of the borrowings by the risk free rate (the standard Japanese government bond rate).

(2) Bonds payable

Market value is used as fair value of bonds.

(3) Cash collateral received for financial instruments

For cash collateral received for financial instruments, the carrying amount is used as fair value because the carrying amount approximates the fair value.

Derivative transactions

Derivative transactions are discussed under “Derivative transactions.”

(Note 2)	Financial instruments whose fair values are considered to be extremely difficult to be determined are as follows. They are not included in “Assets, (2) Securities.”

Classification	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
1) Unlisted stocks (subsidiaries and affiliates) (*1)	¥2,061	¥4,010	$35
2) Unlisted stocks (other than subsidiaries and affiliates) (*1)	68,998	76,471	682
3) Partnership investments (subsidiaries and affiliates) (*2)	82,439	89,721	800
4) Partnership investments (other than subsidiaries and affiliates) (*2)	41,404	45,653	407

Total	¥194,904	¥215,857	$1,924

(*1)	Since unlisted stocks do not have quoted market prices available and their fair value is extremely difficult to be determined, fair values are not stated.

(*2)	For partnership investments composed of unlisted stocks that do not have quoted market prices available and for which fair value is extremely difficult to be determined, fair values are not stated.

(Note 3)	Redemption schedule for receivables and redeemable securities with future redemption dates

March 31, 2016

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Due from banks (*1)	¥1,220,187	¥—	¥—	¥—	¥—	¥—
Securities
Available-for-sale securities	1,408	25,400	14,500	2	—	—
Loans and bills discounted (*2)	1,197,980	2,762,518	2,923,967	2,241,679	2,405,068	1,827,328

Total	¥2,419,576	¥2,787,918	¥2,938,467	¥2,241,682	¥2,405,068	¥1,827,328

(*1)	Demand deposits contained within due from banks are stated as “Due within one year.”

(*2)	¥182,118 million of Loans and bills discounted whose redemption is not estimable, such as claims against bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers, is not included in the tables above.

(*3)	The information about cash collateral paid for financial instruments is omitted since there is no fixed maturity date for repayments.

March 31, 2017

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Due from banks (*1)	¥1,526,208	¥—	¥—	¥—	¥—	¥—
Securities
Available-for-sale securities	12,900	36,000	16,300	2	—	—
Loans and bills discounted (*2)	1,452,472	3,071,094	2,941,694	2,377,777	2,499,593	1,896,815

Total	¥2,991,581	¥3,107,094	¥2,957,994	¥2,377,780	¥2,499,593	¥1,896,815

March 31, 2017
	(In millions of U.S. dollars)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Due from banks (*1)	$13,604	$—	$—	$—	$—	$—
Securities
Available-for-sale securities	114	321	145	0	—	—
Loans and bills discounted (*2)	12,947	27,374	26,221	21,194	22,280	16,907

Total	$26,665	$27,695	$26,366	$21,194	$22,280	$16,907

(*1)	Demand deposits contained within due from banks are stated as “Due within one year.”

(*2)	¥69,689 million ($621 million) of Loans and bills discounted whose redemption is not estimable, such as claims against bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers, is not included in the tables above.

(*3)	The information about cash collateral paid for financial instruments is omitted since there is no fixed maturity date for repayments.

(Note 4)	Redemption schedule for borrowed money and bonds payable with future redemption dates

March 31, 2016

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	¥681,156	¥5,129,598	¥2,487,995	¥430,800	¥708,900	¥—
Bonds payable	500,720	1,093,005	440,516	—	639,740	—

Total	¥1,181,876	¥6,222,603	¥2,928,511	¥430,800	¥1,348,640	¥—

(*1) The information about cash collateral received for financial instruments is omitted since there is no fixed maturity date for repayments. March 31, 2017

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	¥1,015,293	¥5,033,424	¥2,381,587	¥777,000	¥620,900	¥80,500
Bonds payable	366,405	1,183,852	584,389	112,190	1,063,367	—

Total	¥1,381,698	¥6,217,277	¥2,965,976	¥889,190	¥1,684,267	¥80,500

March 31, 2017

	(In millions of U.S. dollars)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	$9,050	$44,865	$21,228	$6,926	$5,535	$718
Bonds payable	3,266	10,552	5,209	1,000	9,478	—

Total	$12,316	$55,417	$26,437	$7,926	$15,013	$718

(*1)	The information about cash collateral received for financial instruments is omitted since there is no fixed maturity date for repayments.

15. Market value of securities

The following tables contain information relating to negotiable certificates included in “Due from banks” as well as “Other securities” that are presented in the balance sheets.

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities

March 31, 2016

	(In millions of yen)
	Type	Carrying mount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	¥—	¥—	¥—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	28,771	28,045	726

Subtotal		28,771	28,045	726

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	52,925	53,100	(174)

Subtotal		52,925	53,100	(174)

Total		¥81,697	¥81,145	¥552

March 31, 2017

	(In millions of yen)
	Type	Carrying Amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	¥—	¥—	¥—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	40,237	39,904	333

Subtotal		40,237	39,904	333

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	65,154	65,300	(145)

Subtotal		65,154	65,300	(145)

Total		¥105,391	¥105,204	¥187

March 31, 2017
	(In millions of U.S. dollars)
	Type	Carrying Amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	$—	$—	$—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	359	356	3

Subtotal		359	356	3

Securities whose carrying amount does not exceed their acquisition cost	Stocks
	Debt securities
	Japanese government bonds
	Corporate bonds
	Other	581	582	(1)

Subtotal		581	582	(1)

Total		$940	$938	$2

(d)	Held-to-maturity debt securities sold during the fiscal years ended March 31, 2016 and March 31, 2017

Not applicable

(e)	Available-for-sale securities sold

Fiscal year ended March 31, 2016

(In millions of yen)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	¥—	¥—	¥—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	¥62,577	¥1,890	¥130

Total	¥62,577	¥1,890	¥130

Fiscal year ended March 31, 2017

Not applicable

(f)	Change in classification of securities

Not applicable

(g)	Impairment of securities

Not applicable

(h)	Money held in trust

(i)	Money held in trust for trading purposes

Not applicable

(ii)	Money held in trust for holding-to-maturity purposes

Not applicable

(iii)	Other money held in trust (other than investment and holding-to-maturity purposes)

Not applicable

(i)	Net unrealized gains (losses) on available-for-sale securities are as follows;

Fiscal year ended March 31, 2016

(In millions of yen)
Valuation difference	¥4,303
Available-for-sale securities (*)	4,303
Other money held in trust	—
Valuation difference on available-for-sale securities	¥4,303

(*)	“Available-for-sale securities” includes foreign exchange translation differences in respect of available-for-sale securities whose fair value cannot be readily determined.

Fiscal year ended March 31, 2017

(In millions of yen)
Valuation difference	¥2,468
Available-for-sale securities (*)	2,468
Other money held in trust	—
Valuation difference on available-for-sale securities	¥2,468
Fiscal year ended March 31, 2017
(In millions of U.S. dollars)
Valuation difference	$22
Available-for-sale securities (*)	22
Other money held in trust	—
Valuation difference on available-for-sale securities	$22

(*)	“Available-for-sale securities” includes foreign exchange translation differences in respect of available-for-sale securities whose fair value cannot be readily determined.

16. Derivative transactions

Notes to derivative transactions in the fiscal years ended March 31, 2016 and March 31, 2017 are as follows;

(a)	Derivative transactions not qualifying for hedge accounting

(i)	Interest rate-related transactions

Not applicable

(ii)	Currency-related transactions

Not applicable

(iii)	Equity-related transactions

Not applicable

(iv)	Bond-related transactions

Not applicable

(v)	Commodity-related transactions

Not applicable

(vi)	Credit derivative transactions

Not applicable

(b)	Derivative transactions qualifying for hedge accounting

For derivative transactions qualifying for hedge accounting, contract value at the fiscal year end or notional amount defined in agreements, and fair value and its calculation method, by hedged item and by hedge accounting method, are as follows. Contract value does not indicate the market risk of the derivative transactions.

(i)	Interest rate-related transactions

Fiscal year ended March 31, 2016

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Borrowed money Bonds payable
	Receive/fixed and pay/floating		¥2,413,837	¥1,963,117	¥71,551
	Receive/floating and pay/fixed		660,583	655,321	(68,132)
	Receive/floating and pay/floating		8,450	8,450	9

	Total		¥—	¥—	¥3,428

(Note)	Calculation of fair value is based on the discounted cash flows.

Fiscal year ended March 31, 2017

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Borrowed money Bonds payable
	Receive/fixed and pay/floating		¥3,055,575	¥2,739,170	¥ (27,861)
	Receive/floating and pay/fixed		725,118	723,696	(31,047)
	Receive/floating and pay/floating		58,569	56,095	249

	Total		¥—	¥—	¥(58,659)

Fiscal year ended March 31, 2017

	(In millions of U.S. dollars)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Borrowed money Bonds payable
	Receive/fixed and pay/floating		$27,236	$24,415	$(248)
	Receive/floating and pay/fixed		6,463	6,451	(277)
	Receive/floating and pay/floating		522	500	2

	Total		$—	$—	$(523)

(Note)	Calculation of fair value is based on the discounted cash flows.

(ii)	Currency-related transactions

Fiscal year ended March 31, 2016

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted Borrowed money Bonds payable	¥4,082,376	¥3,206,901	¥(335,430)
	Forward foreign exchange contracts	Loans and bills discounted and others
	Sell		40	—	0
	Buy		312	—	(3)

	Total		¥—	¥—	¥(335,434)

Note 1.	These are mainly accounted for using the deferred method of hedge accounting under “Accounting and Auditing Treatment Relating to Adoption of Accounting Standard for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No. 25 of July 29, 2002).

Note 2.	Calculation of fair value is based on the discounted cash flows.

Fiscal year ended March 31, 2017

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted Bonds payable	¥3,904,090	¥3,054,483	¥(272,275)
	Forward foreign exchange contracts	Loans and bills discounted and others
	Sell		114	—	(6)
	Buy		248	—	6

	Total		¥—	¥—	¥(272,275)

Fiscal year ended March 31, 2017

	(In millions of U.S. dollars)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted Bonds payable	$34,799	$27,226	$(2,427)
	Forward foreign exchange contracts	Loans and bills discounted and others
	Sell		1	—	(0)
	Buy		2	—	0

	Total		$—	$—	$(2,427)

Note 1.	These are mainly accounted for using the deferred method of hedge accounting under “Accounting and Auditing Treatment Relating to Adoption of Accounting Standard for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No. 25 of July 29, 2002).

Note 2.	Calculation of fair value is based on the discounted cash flows.

(iii)	Equity-related transactions

Not applicable

(iv)	Bond-related transactions

Not applicable

17. Retirement benefits

(a)	Overview of retirement benefit plans

JBIC abolished the welfare pension fund plan effective October 1, 2014 and has established a defined benefit corporate pension plan and a defined contribution pension plan.

JBIC has a defined benefit pension plan comprised of a corporate pension plan (transferred from a welfare pension fund plan effective October 1, 2014) and a lump-sum severance indemnity plan. Although JBIC’s corporate pension plan is a multi-employer plan, the amount of the pension assets corresponding to its own contribution can be reasonably calculated based on the ratio of the projected benefit obligations, and the related notes are included in the following notes related to the defined benefit pension plan.

Under the corporate pension plan (funded type), pension or lump-sum payments are provided based on salary and service period. Under the lump-sum severance indemnity plan (unfunded type), lump-sum payments are provided as retirement benefits based on salary and service period. In addition, JBIC has established a defined contribution-type retirement benefit plan effective October 1, 2014.

Effective April 1, 2013, JBIC has been authorized by the Minister of Health, Labour and Welfare to be exempt from the obligations to pay future amounts in respect of the portion of the welfare pension fund it manages for the government. Subsequently on October 1, 2014, JBIC has been authorized to transfer to the government the past substitutional portion of the aforesaid fund. On May 24, 2016, Kouko Kigyou Nenkin Kikin (Kouko corporate pension fund) which JBIC participates in prepaid to the government ¥52,750 million ($470 million) of the transfer amount of the substitutional portion (i.e., minimum reserve).

(b)	Defined benefit pension plan

(i)	The changes in the projected benefit obligation are as follows:

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Projected benefit obligation at the beginning of the fiscal year	¥13,327	¥14,046	$125
Service cost	458	494	4
Interest cost	74	18	0
Actuarial losses	1,008	(154)	(1)
Retirement benefit paid	(821)	(632)	(5)

Projected benefit obligation at the end of the fiscal year	¥14,046	¥13,772	$123

(ii)	The changes in the plan assets are as follows:

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Pension assets at the beginning of the fiscal year	¥6,932	¥6,956	$62
Expected return on plans assets	105	106	1
Actuarial gains	17	23	0
Contributions by the employer	117	116	1
Retirement benefit paid	(216)	(238)	(2)

Pension assets at the end of the fiscal year	¥6,956	¥6,964	$62

(iii)	Reconciliation of the projected benefit obligation and plan assets and provision for retirement benefits in the balance sheets

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Funded projected obligation	¥9,013	¥8,703	$78
Fair value of plans assets	(6,956)	(6,964)	(62)

	2,057	1,738	16
Unfunded Projected benefit obligation	5,033	5,069	45

Unfunded pension obligation	7,090	6,807	61
Unrecognized Actuarial gains or losses	—	—	—
Unrecognized prior service costs	—	—	—

Net amount of assets and liabilities in the balance sheets	7,090	6,807	61

Provision for retirement benefits	7,090	6,807	61

Net amount of assets and liabilities in the balance sheets	¥7,090	¥6,807	$61

(iv)	Component of retirement benefit expense

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Service cost	¥458	¥494	$4
Interest cost	74	18	0
Expected return on plans assets	(105)	(106)	(1)
Realized Actuarial loss	991	(177)	(1)

Retirement benefit expense	¥1,418	¥228	$2

(v)	Plan assets

①	Major components of Plan assets

Percentages of components to the total are as follows;

	March 31, 2016	March 31, 2017
Debt securities	39%	38%
Stocks	12%	13%
General account of life insurance company	8%	8%
Cash and due from banks	41%	0%
Prepayment of the transfer amount of the substitutional portion (minimum reserve)	—	40%
Total	100%	100%

②	Method of determining the long-term expected rate of return on plan assets

The long-term expected rate of return on plan assets is determined based on the current and projected pension asset allocations as well as on the current and future rates of return expected from various assets that are components of plan assets.

(vi)	Principal assumptions used

Principal assumptions used in actuarial calculations

	March 31, 2016	March 31, 2017
Discount rate	0.16%	0.32%
Expected rate of return on plan assets	2.50%	2.50%
Expected rate of increase in salary	3.91%	4.36%

(c)	Defined contribution plan

The amount of contribution required to be made to the defined contribution plan was ¥24 million for the fiscal year ended March 31, 2016 and ¥24 million ($0 million) for the fiscal year ended March 31, 2017.

18. Deferred tax accounting

JBIC does not apply deferred tax accounting since JBIC is a nontaxable entity defined in the Article 2, Paragraph 5 of the Corporation Tax Act (Act No. 34 of 1965).

19. Segment Information

(a)	Segment summary

JBIC’s operating segments are those for which discrete financial information is available, and whose operating results are regularly reviewed by JBIC’s management.

JBIC is a policy-based financial institution wholly owned by the Japanese government, which has the purpose of contributing to the sound development of Japan and the international economy and society, while supplementing the financial transactions implemented by private-sector financial institutions by performing financial operations from four viewpoints: i.e. “promotion of the overseas development and securement of resources which are important for Japan”; “maintenance and improvement of the international competitiveness of Japanese industries”; “promotion of the overseas business having the purpose of preserving the global environment, such as preventing global warming”; and “prevention of disruptions to international financial order or implementation of appropriate measures with respect to damages caused by such disruption.” To achieve these purposes, for business operations defined under the Act on Japan Bank for International Cooperation and other acts, JBIC has two reporting segments: “Ordinary Operations” account and “Special Operations” account. Accounting operations are separately carried out for respective accounts.

“Ordinary Operations” account covers the segments which are not included in “Special Operations” account.

“Special Operations” account includes the segments that offer financing services such as lending to overseas infrastructure business projects that generate a higher expected return in exchange for higher risk.

As JBIC has started to be engaged in the “Special Operations” from October 1, 2016, JBIC reviewed its operating segments. Accordingly, JBIC changed its operating segments from a single reportable segment comprising of loan, guarantee and equity participation operations to two reportable segments comprising of “Ordinary Operations” and “Special Operations.”

The segment information for the fiscal year ended March 31, 2016 is prepared based on the revised segments and provided in the subsequent paragraph (c) “Information about the amount of ordinary income, profit or loss, assets, liabilities and other items by reportable segment.”

(b)	Method of calculating ordinary income, profit or loss, assets, liabilities and other items by reportable segment

Accounting treatment applied to business segments reported is the same as that disclosed in “Significant accounting policies.” The amount of profit (or loss) of reportable segments is based on net income (or net loss).

(c)	Information about the amount of ordinary income, profit or loss, assets, liabilities and other items by reportable segment

Fiscal year ended March 31, 2016

	(In millions of yen)
	“Ordinary Operations”	Amount reported in the financial statements
Ordinary income
(1) Ordinary income from customers	¥240,005	¥240,005
(2) Intersegment ordinary income	—	—

Total	240,005	240,005

Segment profit (loss)	42,772	42,772
Segment assets	17,580,622	17,580,622
Segment liabilities	15,108,255	15,108,255
Other items
Depreciation and amortization	1,302	1,302
Interest income	213,806	213,806
Interest expense	123,779	123,779
Extraordinary income	43	43
Gain on disposal of noncurrent assets	43	43
Extraordinary loss	—	—
Increase in Property, plant and equipment and Intangible assets	683	683
Provision of allowance for loan losses	52,770	52,770

(Note)	Ordinary income is disclosed in place of Sales for non-financial companies.

Fiscal year ended March 31, 2017

	(In millions of yen)
	“Ordinary Operations”	“Special Operations”	Sub-total for reportable segments	Adjustments	Amount reported in the financial statements
Ordinary income
(1) Ordinary income from customers	¥294,655	¥0	¥294,656	¥—	¥294,656
(2) Intersegment ordinary income	5	—	5	(5)	—

Total	294,661	0	294,661	(5)	294,656

Segment profit (loss)	41,693	(81)	41,612	—	41,612
Segment assets	18,369,251	202,432	18,571,683	(10)	18,571,673
Segment liabilities	16,063,972	99	16,064,072	(10)	16,064,061
Other items
Depreciation and amortization	1,209	—	1,209	—	1,209
Interest income	259,250	—	259,250	—	259,250
Interest expense	177,433	—	177,433	—	177,433
Extraordinary income	75	—	75	—	75
Gain on disposal of noncurrent assets	75	—	75	—	75
Extraordinary loss	—	—	—	—	—
Increase in Property, plant and equipment and Intangible assets	1,129	—	1,129	—	1,129
Provision of allowance for loan losses	53,855	—	53,855	—	53,855

	(In millions of U.S. dollars)
	“Ordinary Operations”	“Special Operations”	Sub-total for reportable segments	Adjustments	Amount reported in the financial statements
Ordinary income
(1) Ordinary income from customers	$2,626	$0	$2,626	$—	$2,626
(2) Intersegment ordinary income	0	—	0	(0)	—

Total	2,626	0	2,626	(0)	2,626

Segment profit (loss)	372	(1)	371	—	371
Segment assets	163,733	1,805	165,538	(0)	165,538
Segment liabilities	143,185	1	143,186	(0)	143,186
Other items
Depreciation and amortization	11	—	11	—	11
Interest income	2,311	—	2,311	—	2,311
Interest expense	1,582	—	1,582	—	1,582
Extraordinary income	1	—	1	—	1
Gain on disposal of noncurrent assets	1	—	1	—	1
Extraordinary loss	—	—	—	—	—
Increase in Property, plant and equipment and Intangible assets	10	—	10	—	10
Provision of allowance for loan losses	480	—	480	—	480

Notes	1.	Ordinary income is disclosed in place of Sales for non-financial companies. Adjustments for the difference represent adjustments related to the difference between ordinary income and Ordinary income disclosed in the Statements of Operations.

	2.	The “Adjustments” above represents elimination of intersegment transactions.

(d)	Related information

Fiscal year ended March 31, 2016 (From April 1, 2015 to March 31, 2016)

(i)	Information about services

Information about services has been omitted as ordinary income from outside customers in relation to loan, guarantee and equity participation operations comprises more than 90% of the ordinary income on the Statements of Operations.

(ii)	Information about geographical areas

①	Ordinary income:

(In millions of yen)
Japan	Australia	Asia/Oceania (excluding Australia)	Europe/Middle East /Africa	North America/Latin America	Total
¥42,283	¥27,456	¥54,737	¥59,768	¥55,760	¥240,005

Notes	1.	Ordinary income is disclosed in place of Sales for non-financial companies.

	2.	Ordinary income is disclosed based on the location of the customers and is classified by country or region.

②	Property, plant and equipment

The information about property, plant and equipment is omitted since more than 90% of property, plant equipment on the balance sheets are located in Japan.

(iii)	Information about major customers

The information about major customers is omitted since there are no transactions with a certain customer which result in more than 10% of the ordinary income on the Statements of Operations.

Fiscal year ended March 31, 2017 (From April 1, 2016 to March 31, 2017)

(i)	Information about services

The information about services is omitted since ordinary income from outside customers in relation to the loan, guarantee and equity participation operations is more than 90% of ordinary income on the Statements of Operations.

(ii)	Information about geographical areas

①	Ordinary income:

(In millions of yen)
Japan	Australia	Asia/Oceania (excluding Australia)	Europe/Middle East /Africa	North America/Latin America	Total
¥60,117	¥29,992	¥60,580	¥72,217	¥71,748	¥294,656

(In millions of U.S. dollars)
Japan	Australia	Asia/Oceania (excluding Australia)	Europe/Middle East /Africa	North America/Latin America	Total
$536	$267	$540	$644	$639	$2,626

Notes	1.	Ordinary income is disclosed in place of Sales for non-financial companies.

	2.	Ordinary income is disclosed based on the location of the customers and is classified by country or region.

②	Property, plant and equipment

The information about property, plant and equipment is omitted since more than 90% of property, plant equipment on the balance sheets are located in Japan.

(iii)	Information about major customers

The information about major customers is omitted since there are no transactions with a certain customer which result in more than 10% of ordinary income on the Statements of Operations.

(e)	Information about impairment losses of property, plant and equipment in Reportable Segments

Not applicable

(f)	Information about the amortization and balance of goodwill in Reportable Segments

Not applicable

(g)	Information about gains from the recognition of negative goodwill in Reportable Segments

Not applicable

20. Profit and loss on equity method

(a)	Affiliates

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Investment in affiliates	¥82,439	¥89,721	$800
Investment in affiliates (equity method)	82,439	89,721	800
Profit of Investment in affiliates (equity method)	—	—	—

Note: Affiliates that are not significant in terms of profit/loss, retained earnings and other items have been excluded.

(b)	Special purpose entities

Not applicable

21. Related-party transactions

Related party transactions in the fiscal years ended March 31, 2016 and March 31, 2017 are as follows;

(a)	Transactions with parent company and major shareholder companies

Fiscal year ended March 31, 2016 (From April 1, 2015 to March 31, 2016)

	(In millions of yen)
	Related Party Name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions (Note 3)	Items	Balance as of March 31, 2016 (Note 3)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds, etc.	Receipt of funds (Note 1)	¥1,840,778	Borrowings	¥9,438,450
							Repayment of borrowings	1,403,938
							Payment of interest on borrowings	57,339	Accruued expense	18,240
							Guarantee for corporate bonds (Note 2)	2,388,589	—	—

Notes	1.	Receipt of funds represents borrowings from the FILP special account and foreign exchange funds special account. FILP interest rates are applied in accordance with the FILP agreement, while the interest rates under the respective agreements related to foreign exchange funds special account are applied to borrowings from foreign exchange funds.

	2.	No guarantee fee has been paid for the guarantee of bonds

	3.	Figures in the table above do not include consumption taxes.

Fiscal year ended March 31, 2017 (From April 1, 2016 to March 31, 2017)

	(In millions of yen)
	Related Party Name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2017 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds, etc.	Capital subscription (Note 1)	¥142,000	—	¥—
							Receipt of funds (Note 2)	1,673,239	Borrowings	9,908,705
							Repayment of borrowings	1,194,214
							Payment of interest on borrowings	91,175	Accrued expense	26,210
							Guarantee for corporate bonds (Note 3)	3,071,586	—	—

	(In millions of U.S. dollars)
	Related Party Name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2017 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds, etc.	Capital subscription (Note 1)	$1,266	—	$—
							Receipt of funds (Note 2)	14,914	Borrowings	88,321
							Repayment of borrowings	10,645
							Payment of interest on borrowings	813	Accrued expenses	234
							Guarantee for corporate bonds (Note 3)	27,378	—	—

Notes	1.	Ministry of Finance subscribed new shares issued by JBIC through allotment to shareholders for ¥1 ($0) per share.

2.	Receipt of funds represents borrowings from the FILP special account and foreign exchange funds special account. FILP interest rates are applied in accordance with the FILP agreement, while the interest rates under the respective agreements related to foreign exchange funds special account are
		applied to borrowings from foreign exchange funds.

	3.	No guarantee fee has been paid for the guarantee of bonds

	4.	Figures in the table above do not include consumption taxes.

(b)	Transactions with fellow subsidiaries and affiliates’ subsidiaries

Fiscal year ended March 31, 2016 (From April 1, 2015 to March 31, 2016)

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2016
Companies that had the majority of their voting rights held by principal shareholders	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	¥7,925,375	Official development assistance	None	Joint obligor	Joint obligations	¥250,000 (Notes 1, 4)	—	—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	3,904,645	Finance	None	Joint obligor	Joint obligations	611,570 (Notes 2, 4)	—	—
								450,000 (Notes 3, 4)	—	—

Notes	1.	JBIC assumed the obligations of the JBIC bonds in accordance with Article 12 (1) of the Supplementary Provisions of the JBIC Act, and the Japan International Cooperation Agency (“JICA”) is jointly responsible for the obligations of these bonds in accordance with the provision of Article 4 (1) of Supplementary Provisions of the Japan International Cooperation Agency Act (Act No. 136 of 2002). Pursuant to Article 4 (2) hereof, all of JICA assets are pledged as general collateral for these joint obligations.

	2.	JBIC assumed the obligations of the JFC bonds in accordance with Article 12 (1) of Supplementary Provisions of the JBIC Act, and JFC is jointly responsible for the obligations of these bonds in accordance with Article 46-2 (1) of Supplementary Provisions of the JFC Act (Act No. 57 of 2007). Pursuant to Article 46-2 (2) hereof, all of JFC’s assets are pledged as general collateral for these joint obligations.

	3.	JBIC is jointly responsible for the obligations of JFC bonds in accordance with Article 17 (1) (ii) of Supplementary Provisions of the JBIC Act. In accordance with Article 17 (2) hereof, all of JBIC’s assets are all pledged as general collateral for these joint obligations.

	4.	In relation to these joint obligations, no transactions are recognized in the Statements of Operations.

Fiscal year ended March 31, 2017 (From April 1, 2016 to March 31, 2017)

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2017
Companies that had the majority of their voting rights held by principal shareholders	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	¥8,054,680	Official development assistance	None	Joint obligor	Joint obligations	¥200,000 (Notes 1, 4)	—	—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	4,061,119	Finance	None	Joint obligor	Joint obligations	160,237 (Notes 2, 4)	—	—
								210,000 (Notes 3, 4)	—	—

	(In millions of U.S. dollars)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2017
Companies that had the majority of their voting rights held by principal shareholders	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	$71,795	Official development assistance	None	Joint obligor	Joint obligations	$1,783 (Notes 1, 4)	—	—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	36,199	Finance	None	Joint obligor	Joint obligations	1,428 (Notes 2, 4)	—	—
								1,872 (Notes 3, 4)	—	—

Notes	1.	JBIC assumed the obligations of the JBIC bonds in accordance with Article 12 (1) of the Supplementary Provisions of the JBIC Act, and the Japan International Cooperation Agency (“JICA”) is jointly responsible for the obligations of these bonds in accordance with the provision of Article 4 (1) of Supplementary Provisions of the Japan International Cooperation Agency Act (Act No. 136 of 2002). Pursuant to Article 4 (2) hereof, all of JICA assets are pledged as general collateral for these joint obligations.
	2.	JBIC assumed the obligations of the JFC bonds in accordance with Article 12 (1) of Supplementary Provisions of the JBIC Act, and JFC is jointly responsible for the obligations of these bonds in accordance with Article 46-2 (1) of Supplementary Provisions of the JFC Act (Act No. 57 of 2007). Pursuant to Article 46-2 (2) hereof, all of JFC’s assets are pledged as general collateral for these joint obligations.
	3.	JBIC is jointly responsible for the obligations of JFC bonds in accordance with Article 17 (1) (ii) of Supplementary Provisions of the JBIC Act. In accordance with Article 17 (2) hereof, all of JBIC’s assets are all pledged as general collateral for these joint obligations.
	4.	In relation to these joint obligations, no transactions are recognized in the Statements of Operations.

22. Amounts per share

Amounts per share as of the fiscal years ended March 31, 2016 and March 31, 2017 are calculated as follows:

	March 31, 2016	March 31, 2017	March 31, 2017
	(In yen)	(In yen)	(In U.S. dollars)
Net Assets per share of common stock	¥1.77	¥1.63	$0.01
Net income per share of common stock	0.03	0.02	0.00

Note	1.	Net income per share of common stock is based on the following information.

Diluted net profit per share of common stock is not presented since there are no diluted stocks.

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Net income	¥42,772	¥41,612	$371
Amount not attribute to common stock	—	—	—
Net income related to common stock	42,772	41,612	371
Average outstanding shares of common stock (during the period)	1,391,000,000 thousands of shares	1,439,241,095 thousands of shares

Note 2. Net assets per share of common stock is based on the following information.

	March 31, 2016	March 31, 2017	March 31, 2017
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Net Assets	¥2,472,367	¥2,507,611	$22,352
Deductions from net assets	—	—	—
Net Assets related to common stock	2,472,367	2,507,611	22,352
Year-end outstanding shares of common stock on which the calculation of net assets per share was calculated	1,391,000,000 thousands of shares	1,533,000,000 thousands of shares

23. Fixed assets

Fixed assets as of March 31, 2017 are as follows;

	(In millions of yen)
Class of asset	Balance at the beginning of current period	Increase during the current period	Decrease during the current period	Balance at the end of current period	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	¥3,597	¥222	¥27	¥3,792	¥876	¥168	¥2,916
Land	24,427	—	115	24,311	—	—	24,311
Lease assets	44	—	—	44	39	8	5
Construction in progress	34	296	330	—	—	—	—
Other	1,208	100	67	1,241	861	165	380

Total property, plant and equipment	¥29,312	¥618	¥540	¥29,390	¥1,777	¥342	¥27,613

Intangible assets
Software	¥5,452	¥841	¥9	¥6,284	¥3,573	¥867	¥2,711

Total intangible assets	¥5,452	¥841	¥9	¥6,284	¥3,573	¥867	¥2,711

	(In millions of U.S. dollars)
Class of asset	Balance at the beginning of current period	Increase during the current period	Decrease during the current period	Balance at the end of current period	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	$32	$2	$0	$34	$8	$1	$26
Land	218	—	1	217	—	—	217
Lease assets	0	—	—	0	0	0	0
Construction in progress	0	3	3	—	—	—	—
Other	11	1	1	11	8	2	3

Total property, plant and equipment	$261	$6	$5	$262	$16	$3	$246

Intangible assets
Software	$49	$7	$0	$56	$32	$8	$24

Total intangible assets	$49	$7	$0	$56	$32	$8	$24

24. Bonds payable

Major components of bonds payable as of March 31, 2017 are as follows;

	(In millions of yen)
Description of bonds payable	Date of issuance	Balance at the beginning of current period		Balance at the end of current period		Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed JFC (JBIC) foreign bonds 7-9th	May 18, 2011 – February 7, 2012	¥591,367 (USD 5,248,199,000)		¥140,134 (USD 1,249,078,000)		2.125~2.500	General collateral	May 18, 2016 – February 7, 2019	*[2]
Government guaranteed JBIC foreign bonds 1st-21st	July 19, 2012 – February 24, 2017	1,797,222 (USD 14,955,359,000 (GBP 424,064,000 (CAD 499,917,000	) ) )	2,931,452 [266,353 (USD 25,225,067,000 [USD 1,999,574,000 (GBP 424,263,000 (CAD 499,959,000 [CAD 499,959,000	] ) ] ) ) ]	1.125~3.375	General collateral	July 19, 2017 – November 4, 2026
JBIC bonds 13th, 16th, 19th, 22nd, 23rd, 27th, 29th, 30th	May 28, 2004 – May 29, 2008	249,974		199,982 [99,999	]	1.670~2.090	General collateral	March 17, 2017 – December 19, 2025	*[1]
JFC corporate bonds 3rd	October 29, 2009	19,995		19,996		1.430	General collateral	September 20, 2019	*[2]
Non-guaranteed JBIC domestic bond 1st	January 27, 2015	10,000		10,000		0.120	General collateral	December 20, 2019

Total	—	¥2,668,558		¥3,301,565		—	—	—	—

	(In millions of U.S. dollars)
Description of bonds payable	Date of issuance	Balance at the beginning of current period		Balance at the end of current period		Interest rate (%)	Collateral	Maturity date	Remarks
Government guaranteed JFC (JBIC) foreign bonds 7-9th	May 18, 2011 – February 7, 2012	$5,271 (USD 5,248,199,000)		$1,249 (USD 1,249,078,000)		2.125~2.500	General collateral	May 18, 2016 – February 7, 2019	*[2]

Government guaranteed JBIC foreign bonds 1st-21st	July 19, 2012 – February 24, 2017	16,019 (USD 14,955,359,000 (GBP 424,064,000 (CAD 499,917,000	) ) )	26,129 [2,374 (USD 25,225,067,000 [USD 1,999,574,000 (GBP 424,263,000 (CAD 499,959,000 [CAD 499,959,000	] ) ] ) )	1.125~3.375	General collateral	July 19, 2017 – November 4, 2026

JBIC bonds 13th, 16th, 19th, 22nd, 23rd, 27th, 29th, 30th	May 28, 2004 – May 29, 2008	2,228		1,783 [891	]	1.670~2.090	General collateral	March 17, 2017 – December 19, 2025	*[1]

JFC corporate bonds 3rd	October 29, 2009	178		178		1.430	General collateral	September 20, 2019	*[2]

Non-guaranteed JBIC domestic bond 1st	January 27, 2015	90		89		0.120	General collateral	December 20, 2019

Total	—	$23,786		$29,428		—	—	—	—

Notes	1.	The amounts of foreign currency-denominated bonds are shown in original currencies in parentheses ( ).

	2.	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

	3.	(*1)	JBIC assumed the obligations in respect of the JBIC bonds which had been issued by JBIC before JFC was established, and JBIC and JICA are jointly responsible for these obligations in accordance with the JBIC Act.

		(*2)	JBIC also assumed from JFC the obligations concerning the government guaranteed JFC (JBIC) foreign bonds and the JFC corporate bonds, and JBIC and JFC are now jointly responsible for these obligations pursuant to the JBIC Act.

	4.	The redemption schedule of bonds payable for each of the next five years as of March 31, 2017 is as follows:

	(In millions of yen)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Amount	¥366,405	¥721,187	¥462,665	¥191,724	¥392,665

	(In millions of U.S. dollars)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Amount	$3,266	$6,428	$4,124	$1,709	$3,500

25. Borrowings

Borrowings as of March 31, 2017 are as follows;

	Balance at the beginning of current period (In millions of yen)	Balance at the end of current period (In millions of yen)	Balance at the end of current period (In millions of U.S. dollars)	Average interest rate (%)	Due date of payment
Borrowed money	¥9,438,450	¥9,908,705	$88,321	1.12	—
Borrowings	9,438,450	9,908,705	88,321	1.12	May 2017 – December 2036
Lease obligation (Due within one year)	10	3	0	—	—
Lease obligation (Due after one year)	5	—	—	—	—
Other interest-bearing liabilities	63,380	18,880	168	0.00	—
Cash collateral received for financial instruments	63,380	18,880	168	0.00	—

Notes	1.	Average interest rates represent the weighted-average interest rates of debts calculated from the interest rates and balances of debt outstanding as at the end of the current period.

	2.	As for the lease obligation, there is no average lease rate since the short-cut method is applied for these transactions.

	3.	There is no fixed maturity date for the repayment of cash collateral received for financial instruments.

	4.	Borrowings and lease obligation maturities for the next five years as of March 31, 2017 are as follows;

	(In millions of yen)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Borrowings	¥1,015,293	¥3,698,353	¥1,335,070	¥2,006,214	¥375,373
Lease obligations	3	—	—	—	—

	(In millions of U.S. dollars)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Borrowings	$9,050	$32,965	$11,900	$17,882	$3,346
Lease obligations	0	—	—	—	—

26. Reserves

Reserves as of March 31, 2017 are as follows;

	(In millions of yen)
	Balance at the beginning of current period	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of current period
Allowance for loan losses	¥168,262	¥221,989	¥82	¥168,133	¥222,036
General allowance for loan losses	96,353	216,584	—	96,353	216,584
Specific allowance for loan losses	68,211	4	82	68,082	52
Allowance for possible losses on specific overseas loans	3,697	5,399	—	3,697	5,399
Provision for bonuses	516	519	516	—	519
Provision for directors’ bonuses	6	6	6	—	6
Provision for directors’ retirement benefits	39	9	32	—	16

Total	¥168,824	¥222,524	¥636	¥168,133	¥222,578

	(In millions of U.S. dollars)
	Balance at the beginning of current period	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of current period
Allowance for loan losses	$1,500	$1,979	$1	$1,499	$1,979
General allowance for loan losses	859	1,931	—	859	1,931
Specific allowance for loan losses	608	0	1	607	0
Allowance for possible losses on specific overseas loans	33	48	—	33	48
Provision for bonuses	5	5	5	—	5
Provision for directors’ bonuses	0	0	0	—	0
Provision for directors’ retirement benefits	0	0	0	—	0

Total	$1,505	$1,984	$6	$1,499	$1,984

Note.	The main factors in the decrease during the fiscal year in each of the following reserves is as follows:

General allowance for loan losses: Decrease is due to reversal

Specific allowance for loan losses: Decrease is due to collection, etc.

Allowance for possible losses on specific overseas loans: Decrease is due to reversal

27. Asset retirement obligation

Not applicable

28. Components of major assets and liabilities

Components of major assets and liabilities as of March 31, 2017 are as follows:

(a) Assets:

(i)	Due from banks:	Deposits with Bank of Japan (¥884,516 million ($7,884 million)) and other banks (¥641,692 million ($5,720 million))

(ii)	Other securities:	Foreign securities (¥281,249 million ($2,507 million))

(iii)	Prepaid expenses:	General and administrative expenses (¥628 million ($6 million))

(iv)	Accrued income:	Accrued interest on loans (¥66,194 million ($590 million)), and others

(v)	Other:	Guarantees and others (¥208 million ($2 million)), suspense payments (¥174 million ($2 million)), and others

(b) Liabilities

(i)	Accrued expenses:	Accrued interest on borrowings and rediscounts (¥26,210 million ($234 million)), accrued interest on bonds (¥17,018 million ($152 million)), and others

(ii)	Unearned revenue:	Guarantee commission (¥65,542 million ($584 million)), and others

(iii)	Other liabilities	Suspense receipts (¥475 million ($4 million)), and others